QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 16, 2003

Registration No. 33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XPONENTIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2520896
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Address of Principal Executive Offices)

Xponential, Inc. 2003 Stock Incentive Plan
(Full title of the plan)

John R. Boudreau, 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Name and address of agent for service)

678-305-7211
(Telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications and notices to:
Margaret E. Holland
Holland, Johns, Schwartz & Penny, L.L.P.
306 West Seventh Street, Suite 500
Fort Worth, Texas 76102
817-335-1050
817-332-3140 (telecopy)
meh@hjsllp.com (e-mail)
(Counsel for the Issuer)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.01	325,000 shares	$1.68	$546,000	$44.17

(1)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the book value of the Common Stock on a fully diluted basis as reflected on the Balance Sheet dated December 31, 2002.

(2)
Determined solely for the purpose of computing the registration fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Xponential, Inc., formerly PawnMart, Inc., (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

        (a)  Annual Reports on Form 10-K for the fiscal years ended February 2, 2002 and February 3, 2001, File No. 001-13919;

        (b)  Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002, File No. 001-13919;

        (c)  Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, as amended by Form 10-QSB/A, File No. 001-13919;

        (d)  Transition Report on Form 10-Q for the transition period beginning May 5, 2002 and ended June 30, 2002, File No. 001-13919;

        (e)  Quarterly Report on Form 10-Q for the quarter ended May 4, 2002, File No. 001-13919;

        (f)    Quarterly Report on Form 10-Q for the quarter ended November 3, 2001, File No. 001-13919;

        (g)  Quarterly Report on Form 10-Q for the quarter ended August 4, 2001, File No. 001-13919;

        (h)  Quarterly Report on Form 10-Q for the quarter ended May 5, 2001, File No. 001-13919;

        (i)    Current Report on Form 8-K filed November 26, 2002, File No. 001-13919;

        (j)    Current Report on Form 8-K filed November 21, 2002, File No. 001-13919;

        (k)  Current Report on Form 8-K filed November 20, 2002, File No. 001-13919;

        (l)    Current Report on Form 8-K filed September 16, 2002, as amended by Form 8-K/A filed November 14, 2002, File No. 001-13919;

        (m)  Current Report on Form 8-K filed August 20, 2002, File No. 001-13919;

        (n)  Current Report on Form 8-K filed July 24, 2002, as amended by Form 8-K/A filed July 26, 2002, File No. 001-13919;

        (o)  Current Report on Form 8-K filed June 10, 2002, as amended by Forms 8-K/A filed June 28, 2002 and August 12, 2002, File No. 001-13919;

        (p)  Current Report on Form 8-K filed June 7, 2002, File No. 001-13919; and

        (q)  The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES.

        The shares being offered hereunder are registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substantial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        To the full extent allowed by Delaware General Corporation Law §145, the directors and officers of the Company are to be indemnified by the Company pursuant to indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws that provide indemnification for liabilities in connection with their duties as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

4.01	PawnMart, Inc. 2003 Stock Incentive Plan(1)
4.02	Amendment Number One to PawnMart, Inc. 2003 Stock Incentive Plan*
4.03	PawnMart, Inc. 2003 Capital Incentive Program(2)
4.04	Amendment Number One to PawnMart, Inc. 2003 Capital Incentive Program*
5.01	Opinion and Consent of Holland, Johns, Schwartz & Penny, L.L.P.*
23.01	Consent of Holland, Johns, Schwartz & Penny, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)*
23.02	Consent of Grant Thornton LLP, independent certified public accountants*
23.03	Consent of KPMG LLP, independent auditors*
24.01	Power of attorney**

*
Filed herewith.

**
Included on the Signature Page.

(1)
Filed as an exhibit to the registrant's Definitive Proxy Statement filed on January 28, 2003 (File No. 001-13919). |

(2)
Filed as an exhibit to the registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002 filed on February 14, 2003 (File No. 001-13919).

ITEM 9. UNDERTAKINGS.

(a)
The Company hereby undertakes to:

        (1)  File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

        (2)  For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

        (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smyrna, State of Georgia, on April 16, 2003.

XPONENTIAL, INC. (Registrant)
By:	/s/ JOHN R. BOUDREAU John R. Boudreau, President and Chief Executive Officer

POWER OF ATTORNEY

Know All Men By These Presents:

        That each of the undersigned officers and directors of Xponential, Inc., a Delaware corporation, constitutes and appoints John R. Boudreau and Robert W. Schleizer, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN R. BOUDREAU John R. Boudreau	President and Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2003

/s/ ROBERT W. SCHLEIZER Robert W. Schleizer	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 16, 2003
/s/ JEFFREY A. CUMMER Jeffrey A. Cummer	Director	April 16, 2003
/s/ CARROLL DAWSON Carroll Dawson	Director	April 16, 2003
/s/ DONNELLY MCMILLEN Donnelly McMillen	Director	April 16, 2003
/s/ DWAYNE A. MOYERS Dwayne A. Moyers	Director	April 16, 2003
/s/ JAMES RICHARDS James Richards	Director	April 16, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.02	Amendment Number One to PawnMart, Inc. 2003 Stock Incentive Plan
4.04	Amendment Number One to PawnMart, Inc. Capital Incentive Program
5.01	Opinion and Consent of Holland, Johns, Schwartz & Penny, L.L.P.
23.01	Consent of Holland, Johns, Schwartz & Penny, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)
23.02	Consent of Grant Thornton LLP, independent certified public accountants
23.03	Consent of KPMG LLP, independent auditors
24.01	Power of Attorney (Included on the Signature Page)

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE .
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS